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                                                                    EXHIBIT 99.1


               Filed by First Union Real Estate Equity and Mortgage Investments,
                                                           Gotham Partners, L.P.
                                                      Gotham Golf Partners, L.P.
                                Pursuant to Rule 425 under the Securities Act of
                                   1933 and deemed filed pursuant to Rule 14a-12
                                       under the Securities Exchange Act of 1934


        Subject Company: First Union Real Estate Equity and Mortgage Investments
                                                   Commission File No. 001-06249


                                   * * * *

THE FOLLOWING IS A JOINT PRESS RELEASE ISSUED BY FIRST UNION Real Estate Equity and Mortgage Investments, GOTHAM PARTNERS, L.P. AND GOTHAM GOLF PARTNERS, L.P. ON SEPTEMBER 24, 2001:

                                   * * * *

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
FOR IMMEDIATE RELEASE                                             CONTACTS:
FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS           NEIL H. KOENIG, CHIEF FINANCIAL OFFICER
                                                                  (212) 949-1373

GOTHAM PARTNERS, L.P.                                             WILLIAM A. ACKMAN,
                                                                  (212) 286 0300
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FIRST UNION REAL ESTATE ENTERS INTO LETTER OF INTENT WITH GOTHAM PARTNERS



NEW YORK, September 24, 2001 - First Union Real Estate Equity and Mortgage Investments (NYSE: FUR) and Gotham Partners, L.P. jointly announced today that they have executed a formal letter of intent which outlines a business combination and cash-out merger transaction, in which First Union shareholders will receive (1) cash of $2.20 per share, (2) the option of receiving either a proportionate share in the continuing assets of First Union or an additional $0.50 per share in cash (unless First Union's transaction fees exceed $2,000,000 in which case that per share cash amount will be reduced proportionately) and
(3) subscription rights to invest in a new entity, Gotham Golf Corp.

            "We have structured a transaction that generates substantial liquidity for First Union's shareholders while minimizing valuation considerations, provides shareholders with the opportunity to either participate in the ongoing liquidation of the Trust's remaining non-cash
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assets or to receive an additional, immediate cash payment, and gives shareholders the opportunity to join Gotham Golf Corp. in the future by investing in the company if they elect to do so," said William A. Ackman, Chairman of First Union's Board of Trustees, and a principal of Gotham Partners, L.P., which owns a controlling interest in Gotham Golf Partners, L.P ("GGP"). "We believe this transaction will bring substantial benefits to First Union and its shareholders, at a time when the market needs some good news."

            "The proposed transaction would provide First Union common shareholders with a combination of liquidity and the opportunity for equity participation," said Dan Altobello, a member of First Union's Board of Trustees, and Chairman of the Special Committee charged with evaluating and negotiating the proposed transaction. "We're ready to move forward with this process expeditiously."

            The proposed transaction will require First Union common shareholder approval, which will be solicited pursuant to a proxy statement-prospectus. The proposed transaction will be part of an integrated plan that will be consummated at a single closing. As part of the transaction, First Union will merge with and into a newly formed company, which will be named Gotham Golf Corp. following the merger. Concurrently, in exchange for newly issued common stock of Gotham Golf Corp., Gotham Partners, L.P. and certain of its affiliates will contribute to Gotham Golf Corp. their equity interests in GGP and related assets.

            In connection with the merger, in exchange for their beneficial interests, First Union's common shareholders will receive cash in the amount of First Union's per common share net asset value, which will be $2.20 per share of common stock. In addition, First Union common shareholders will receive transferable rights to subscribe for stock in Gotham Golf Corp., in proportion to their ownership of common shares immediately preceding the merger, for up to an aggregate of $40 million in Gotham Golf Corp. equity.

            In addition to the foregoing, First Union will distribute all of its non-cash assets and certain amounts of cash to a newly formed company, First Union Asset Company, or FAC. First Union's common shareholders will have the option to receive (i) a pro rata distribution of FAC units, or (ii) cash of $0.50 per unit (unless First Union's transaction fees exceed $2,000,000 in which case the per share cash amount will be reduced proportionately), in lieu of their pro rata
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distribution of FAC units. First Union will receive cash of $0.50 per unit
(subject to reduction based on First Union's transaction fees, as described above) from Gotham Partners, L.P., which has agreed to purchase from First Union those FAC units declined by First Union shareholders. FAC will assume all existing and contingent liabilities of First Union other than (1) the $12.5 million of 8.875% Senior Notes due September 15, 2003, (2) the approximately $24.6 million of 8.4% Series A Cumulative Convertible Redeemable Preferred Shares of preferred stock (including any accrued but unpaid interest and dividends on such debt and preferred stock) and (3) certain other specific liabilities, all of which will remain obligations of First Union or its successor, Gotham Golf Corp. FAC will also provide First Union with a blanket indemnity against claims for liabilities related to the distributed assets or the proposed transaction. Gotham Golf Corp. will provide or cause to be provided up to approximately $6 million of secured working capital financing to support FAC's requirements. FAC will be managed by a management team to be determined by the parties.

            The proposed transaction will be effected pursuant to a combination agreement in form and substance customary for comparable transactions, which would be entered into only following (i) approval and recommendation by the unaffiliated members of First Union's Board of Trustees in connection with the consideration of the proposed transaction, and (ii) receipt by First Union of an opinion from its independent financial advisor as to the fairness from a financial point of view of the proposed transaction to First Union's common shareholders unaffiliated with Gotham Partners, L. P. The obligation of First Union and Gotham Partners, L.P. to consummate the proposed transaction will be conditioned upon the satisfaction of certain customary closing conditions, including, among other things, approval by no less than a majority of First Union's common shareholders.

            GGP is a golf course ownership, acquisition, and operating company headquartered in Hershey, PA formed in 1997. Since 1997, GGP has acquired and continues to own and operate 26 golf courses, 21 of which are located within approximately 200 miles of GGP's headquarters. Prior to the consummation of the transaction, the management of GGP will meet with shareholders and other investors in an investor road show presentation that should enable shareholders to make an informed decision about whether to exercise their right to participate in an investment in GGP.
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            In connection with the proposed transaction Gotham Partners, L.P.
and certain of its affiliates have filed an amended Schedule 13D with the Securities and Exchange Commission in respect of their beneficial interests in First Union, including the full text of the letter of intent which more fully sets forth the understanding among the parties. Shareholders and other interested parties are urged to review that filing as well as the definitive joint proxy statement/prospectus when it becomes available.

                                   * * * *

These materials contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on First Union management's, Gotham Partners, L.P.'s and Gotham Golf Partners' current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this release include statements about future financial and operating results and the proposed First Union/Gotham Golf Partners business combination.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that material adverse events will preclude consummation of the proposed transaction; costs related to the proposed transaction; failure of the First Union shareholders to approve the merger; and other economic, business, competitive and/or regulatory factors affecting First Union's and Gotham Golf Partner's businesses generally, including, without limitation, in the case of First Union, those risks identified in First Union's annual report on Form 10-K, for the year ended December 31, 2000, as amended, and the proxy statement filed with the SEC on February 10, 2001, and in the case of Gotham Golf Partners, risks associated with governmental regulation (including, among others, environmental regulations and potential associated liabilities), general or local economic conditions, a decrease in the number of people playing golf, adverse weather conditions (including, among others, drought or shortage of water), financial leverage, increased competition, seasonality, uninsured losses, real estate investments generally (including, among others, the illiquidity of real estate investments, the possibility that golf courses and associated properties will generate revenues or yield returns lower than those anticipated) and the risk that golf courses and associated properties will not generate income sufficient to meet expenses including, among others, lease obligations and existing capital requirements and planned capital expenditures. First Union, Gotham Partners, L.P. and Gotham Golf Partners are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE BUSINESS COMBINATION TRANSACTION REFERENCED IN THE FOREGOING INFORMATION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The joint proxy statement/prospectus will be filed with the Securities and Exchange Commission by First Union, Gotham Partners, L.P. and Gotham Golf Partners. Investors and security holders
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may obtain a free copy of the joint proxy statement/prospectus (when it becomes available) and other documents filed by First Union, Gotham Partners, L.P. and Gotham Golf Partners with the Securities and Exchange Commission at the Commission's web site at www.sec.gov. The joint proxy statement/prospectus and these other documents may also be obtained for free from First Union. READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE PROPOSED TRANSACTION.

First Union, Gotham Partners, L.P. and Gotham Golf Partners, their respective trustees, directors, partners, executive officers and certain other related persons and employees may be soliciting proxies or deemed to be soliciting from First Union shareholders in favor of the proposed transaction. Such persons may include the following: Talton R. Embry, Jeffrey B. Citrin, Bruce
R. Berkowitz, Daniel J. Altobello, Brent Baird, Anne N. Zahner, William A. Ackman, David P. Berkowitz, Gregory Lyss, Michael S. Weiss, R. D. Mays, John Caporaletti, Stephen J. Garchik and William Leahy.

Collectively, as of August 31, 2001, the trustees and executive officers of First Union may be deemed to beneficially own approximately 39.80% of the outstanding common shares of First Union common stock. Collectively as of September 24, 2001, Gotham Partners, L.P. and its affiliates may be deemed to beneficially own approximately 16.75% of the outstanding common shares of First Union common stock. Shareholders of First Union may obtain additional information regarding the interests of the participants and additional information by reading the joint proxy statement/prospectus when it becomes available.